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                                                                  EXHIBIT (5)(e)

                   AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

     This AMENDMENT NO. 10 to the PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1/st/ day of October, 2002, by and among, AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), AMERICAN GENERAL DISTRIBUTORS, INC. ("AGDI"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), VAN KAMPEN FUNDS, INC. (formerly, VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.) ("Van Kampen"), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, MORGAN STANLEY UNIVERSAL FUNDS, INC.) (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY ASSET MANAGEMENT INC.) (the "Adviser").

     WHEREAS, the Company, American General Securities Incorporated ("AGSI"), Van Kampen, the Fund, the Adviser and Morgan Stanley Investments LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into a Participation Agreement dated as of January 24, 1997, as such agreement may be amended from time to time (the "Participation Agreement");

     WHEREAS, effective November 1, 2000, AGDI replaced AGSI as a party to the Participation Agreement, and AGDI assumed all of the duties and responsibilities of AGSI under the Participation Agreement;

     WHEREAS, AGESC is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGDI and the Company;

     WHEREAS, the Company and AGESC have entered into a Distribution Agreement, dated October 1, 2002, which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between the Company and AGDI; and

     WHEREAS, AGDI desires that AGESC replace AGDI as a party to the Agreement.

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. Effective on the date of the Distribution Agreement between the Company and AGESC, as indicated herein, AGESC will replace AGDI as a party to the Agreement. All the duties, responsibilities and representations of AGDI shall become the duties, responsibilities and representations of AGESC.

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     2. Effective as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     3. This Amendment may be amended only by written instrument executed by each party hereto.

     4. This Amendment shall be effective as of the date written above.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY          AMERICAN GENERAL
On behalf of itself and each of its Accounts     DISTRIBUTORS, INC.
named in Schedule B to the Agreement, as amended from time to time


By:________________________________              By:____________________________
Name:                                            Name:
Title:                                           Title:


AMERICAN GENERAL EQUITY                          THE UNIVERSAL INSTITUTIONAL
SERVICES CORPORATION                             FUNDS,INC. (formerly, MORGAN
                                                 STANLEY UNIVERSAL FUNDS, INC.)

By:________________________________              By:____________________________
Name:                                            Name:
Title:                                           Title:


MORGAN STANLEY INVESTMENT                        VAN KAMPEN FUNDS INC.
MANAGEMENT INC. (formerly,                       (formerly, VAN KAMPEN AMERICAN
MORGAN STANLEY ASSET                             CAPITAL DISTRIBUTORS, INC.)
MANAGEMENT INC.)


By:________________________________              By:____________________________
Name:                                            Name:
Title:                                           Title:

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